As filed with the Securities and Exchange Commission on October 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	75-0725338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	75039 (Zip Code)

Commercial Metals Company 2013 Long-Term Equity Incentive Plan

(Full title of the plan)

Jody K. Absher, Esq.

Senior Vice President, Chief Legal Officer and Corporate Secretary

6565 N. MacArthur Blvd.

Irving, Texas 75039

(214) 689-4300

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Commercial Metals Company, a Delaware corporation (the “Registrant”), to register 4,637,503 shares of the Registrant’s common stock, par value $0.01 per share, for issuance under the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (as amended, the “Plan”). Such shares consist of 4,637,503 shares of common stock that have become available for grant and issuance with respect to awards under the Plan as a result of (i) expiration, termination, cancellation or forfeiture of an award, (ii) settlement of an award in cash or (iii) delivery to or withholding by the Registrant of shares to pay the withholding taxes for awards other than options or stock appreciation rights. The contents of the previous Registration Statement on Form S-8 (File No. 333-186974) filed by the Registrant with the U.S. Securities and Exchange Commission on February 28, 2013 (the “Prior Registration Statement”) relating to the Plan, including reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock being sold in this offering will be passed upon for the Registrant by Jody K. Absher, Senior Vice President, Chief Legal Officer and Corporate Secretary of the Registrant. Ms. Absher is eligible to participate in the Plan.

ITEM 8.	EXHIBITS

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation dated March 2, 1989 (filed as Exhibit 3(i) to Commercial Metals Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.2	Certificate of Amendment of Restated Certificate of Incorporation dated February 1, 1994 (filed as Exhibit 3(i)(a) to Commercial Metals Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.3	Certificate of Amendment of Restated Certificate of Incorporation dated February 17, 1995 (filed as Exhibit 3(i)(b) to Commercial Metals Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.4	Certificate of Amendment of Restated Certificate of Incorporation dated January 30, 2004 (filed as Exhibit 3(i)(d) to Commercial Metals Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2004 and incorporated herein by reference).

4.5	Certificate of Amendment of Restated Certificate of Incorporation dated January 26, 2006 (filed as Exhibit 3(i) to Commercial Metals Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2006 and incorporated herein by reference).

4.6	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 2 to Commercial Metals Company’s Form 8-A filed August 3, 1999 and incorporated herein by reference).

4.7	Amended and Restated Bylaws (filed as Exhibit 3.1 to Commercial Metals Company’s Current Report on Form 8-K dated June 21, 2022 and incorporated herein by reference).

4.8	Commercial Metals Company 2013 Long-Term Equity Incentive Plan as Amended and Restated effective November 19, 2019 (filed as Exhibit 10.2 to Commercial Metals Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2020 and incorporated herein by reference).

5.1*	Opinion of Jody K. Absher with respect to validity of issuance of securities.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Jody K. Absher (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

107.1*	Filing Fee Table.

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 22nd day of October, 2024.

COMMERCIAL METALS COMPANY

By:	/s/ Peter R. Matt
Peter R. Matt President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

The undersigned hereby severally constitute and appoint Jody K. Absher, Peter R. Matt and Paul J. Lawrence, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Peter R. Matt Peter R. Matt	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2024

/s/ Paul J. Lawrence Paul J. Lawrence	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 22, 2024

/s/ Lindsay L. Sloan Lindsay L. Sloan	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2024

/s/ Robert S. Wetherbee Robert S. Wetherbee	Chairman of the Board	October 22, 2024

/s/ Dennis V. Arriola Dennis V. Arriola	Director	October 22, 2024

/s/ Lisa M. Barton Lisa M. Barton	Director	October 22, 2024

/s/ Gary E. McCullough Gary E. McCullough	Director	October 22, 2024

/s/ John R. McPherson John R. McPherson	Director	October 22, 2024

/s/ Tandra C. Perkins Tandra C. Perkins	Director	October 22, 2024

/s/ Sarah E. Raiss Sarah E. Raiss	Director	October 22, 2024

/s/ Charles L. Szews Charles L. Szews	Director	October 22, 2024